Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
LCC International, Inc. and subsidiaries:
We consent to the incorporation by reference in the registration statements (No. 333-17803, No. 333-86207, No. 333-40702, No. 333-97835 and No. 333-133970) on Form S-8 of LCC International, Inc. of our reports dated December 11, 2007, with respect to the consolidated balance sheets of LCC International, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2006, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of LCC International, Inc and subsidiaries.
Our report with respect to the consolidated financial statements refers to the adoption, effective January 1, 2006, by LCC International, Inc. and subsidiaries of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.
Our report dated December 11, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that LCC International, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of the material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there were material weaknesses resulting from 1) the Company’s ineffective entity-level policies and procedures for monitoring the effectiveness of control activities that relate to individual accounts and classes of transactions, and 2) ineffective policies and procedures for the accrual of costs related to the Company’s operations in Algeria and the related supervisory review.
Our report with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, excludes an evaluation of the internal control over financial reporting of Detron Belgium, a company acquired on December 29, 2006.
KPMG LLP
McLean, Virginia
December 11, 2007